As filed with the Securities and Exchange Commission on July 30, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________

Veracyte, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-5455398 (I.R.S. Employer Identification No.)

6000 Shoreline Court, Suite 300 South San Francisco, California (Address of Principal Executive Offices)	94080 (Zip Code)
Amended and Restated Veracyte, Inc. Employee Stock Purchase Plan
(Full title of the plan)

Bonnie H. Anderson

Chairman and Chief Executive Officer

6000 Shoreline Court, Suite 300

South San Francisco, California

(Name and address agent for service)

(650) 243-6300

(Telephone number, including area code, of agent for service)

Copies to:

Ran Ben-Tzur, Esq. Fenwick & West LLP 228 Santa Monica Boulevard Suite 300 Santa Monica, California 90401	Keith Kennedy Chief Operating Officer and Chief Financial Officer Veracyte, Inc. 6000 Shoreline Court, Suite 300 South San Francisco, California 94080 (650) 243-6300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share	1,500,000	$24.88	$37,325,626	$5,700

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Registrant’s common stock that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock.

(2)

Estimated in accordance with Rule 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee on the basis of $29.28, the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Global Market on July 28, 2020, multiplied by 85%. The purchase price of a share for purchasers under the Amended and Restated Veracyte, Inc. Employee Stock Purchase Plan is 85% of the fair market value of the Registrant’s common stock, on the offering date or the purchase date, whichever is less.

____________________

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

General Instruction E Information

Pursuant to General Instruction E of Form S-8, Veracyte, Inc. (“Registrant”) is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register 1,500,000 additional shares of the Registrant’s Common Stock (the “Share Increase”) for issuance under the Amended and Restated Veracyte, Inc. Employee Stock Purchase Plan (the “ESPP Plan”).  At the Registrant’s Annual Meeting of Stockholders held on June 5, 2020, the Registrant’s stockholders, among other things, approved the Share Increase under the ESPP Plan.  The Registrant’s Registration Statements on Form S-8 filed with the Commission on June 24, 2015 (File No. 333-205206), excluding reports that the Registrant filed with the Commission that were incorporated into the Form S-8 Registration Statements in order to maintain current information about the Registrant, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.  In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(a)   The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on February 25, 2020;

(b)  All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above (other than the portions of these documents not deemed to be filed); and

(c)  The description of the Registrant’s Common Stock contained in Registrant’s registration statement on Form 8-A, filed on October 28, 2013 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any portions thereof furnished by the Registrant, including information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.  Exhibits.

The following exhibits are filed herewith:

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Restated Certificate of Incorporation of the Registrant.	8-K	001-36156	3.1	11/8/2013
4.2	Restated Bylaws of the Registrant.	8-K	001-36156	3.1	4/14/2020
4.3	Form of Common Stock Certificate.	S-1/A	333-191282	4.1	10/15/2013
5.1	Opinion of Fenwick & West, LLP.					X
23.1	Consent of Independent Registered Public Accounting Firm.					X
23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).					X
24.1	Power of Attorney (contained on signature page hereto).					X
99.1	Amended and Restated Employee Stock Purchase Plan.	8-K	001-36156	10.1	6/9/2020
99.2	Enrollment Form for the Amended and Restated Employee Stock Purchase Plan.	10-Q	001-36156	10.2	7/30/2020

Item 9.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of South San Francisco, State of California, on the 30th day of July, 2020.

VERACYTE, INC.
By:	/s/ BONNIE H. ANDERSON
Bonnie H. Anderson Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bonnie H. Anderson and Keith Kennedy and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BONNIE H. ANDERSON	Chairman and Chief Executive Officer (Principal Executive Officer)	July 30, 2020
Bonnie H. Anderson

/s/ KEITH KENNEDY	Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)	July 30, 2020
Keith S. Kennedy

/s/ MARK HO	Vice President, Controller (Principal Accounting Officer)	July 30, 2020
Mark Ho

/s/ JOHN L. BISHOP	Lead Independent Director	July 30, 2020
John L. Bishop

/s/ FRED E. COHEN, M.D., D.PHIL.	Director	July 30, 2020
Fred E. Cohen, M.D., D.Phil.

/s/ KARIN EASTHAM	Director	July 30, 2020
Karin Eastham

/s/ ROBERT S. EPSTEIN	Director	July 30, 2020
Robert S. Epstein

/s/ KEVIN K. GORDON	Director	July 30, 2020
Kevin K. Gordon

/s/ EVAN JONES	Director	July 30, 2020
Evan Jones

/s/ TINA S. NOVA, PH.D.	Director	July 30, 2020
Tina S. Nova, Ph.D.